EXHIBIT 99.1

At Fenix Parts:
Scott Pettit
Chief Financial Officer
scottpettit@fenixparts.com

Investor and Media Inquiries:
Chris Kettmann
773-497-7575
ckettmann@lincolnchurchilladvisors.com

Fenix Parts Enters into Forbearance Agreement and Provides Update

WESTCHESTER, IL - January 4, 2018 - Fenix Parts, Inc. (Pink Sheets: FENX), a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products, today announced that it has entered into a Forbearance Agreement (the "Forbearance Agreement") to its Credit Facility with BMO Harris Bank N.A. and its Canadian affiliate, Bank of Montreal (collectively, “BMO”). The forbearance period under this Forbearance Agreement expires on February 28, 2018. Under this Forbearance Agreement, the lenders have agreed to refrain from exercising their rights and remedies under the Credit Facility with respect to the Company’s non-compliance with applicable financial and other covenants and any further non-compliance with such covenants. The Forbearance Agreement also permits the Company, among other things, to add certain quarterly interest payments otherwise due each quarter of 2017 to the principal amount of debt outstanding and defer the principal payments that were otherwise due at the end of each quarter in 2017 to the end of the forbearance period.

Since June 30, 2016, the Company’s failure to deliver quarterly reports on a timely basis and its failure to comply with certain financial covenants have triggered defaults under the Credit Facility. On March 27, 2017, the Company entered a Forbearance Agreement with BMO, which was amended on June 23, 2017. The Forbearance Agreement now entered into (dated December 29, 2017) supersedes the previous agreement.

If the Company is unable to reach further agreement with BMO to extend the forbearance period and/or obtain waivers or amendments to the existing Credit Facility, find acceptable alternative financing, obtain equity contributions or arrange a business combination, the lenders could elect to declare some or all of the amounts outstanding under the Credit Facility to be immediately due and payable. If this happens, the Company does not expect to have sufficient liquidity to pay the outstanding amounts under the Credit Facility. In addition, the Company has significant obligations under contingent consideration agreements related to certain acquired companies, and it will need access to additional credit to be able to satisfy these obligations. As a result, substantial doubt exists regarding the ability of the Company to continue as a going concern.

Strategic Alternatives
As announced in March 2017, the Company’s Board of Directors has engaged Stifel, Nicolaus & Co., Inc. (“Stifel”), a subsidiary of Stifel Financial Corp., to advise the Board and Company management and to assist in pursuing a range of potential strategic and financial transactions, including a business combination, debt and/or equity financing, or a strategic investment into the Company, that will provide the Company with improved liquidity and maximize shareholder value. Since the appointment, Stifel has conducted a comprehensive, confidential market outreach program to identify potential interested parties. In addition, interested parties have approached Stifel and the Company. The extensive nature of the outreach and the Company’s difficulties in filing its SEC reports have slowed the process. The Company has received a substantial number of proposals for financial transactions and the Special Committee of the Board overseeing the process has reviewed each of the various proposals with Stifel.  The Company remains in active discussions with certain of the interested parties regarding a potential transaction, and the Board remains committed to the process but has not set a definitive timetable for completion of this process. The Board, through its Special Committee, has, and will continue to, carefully consider all alternatives, but there can be no assurance that this process will ultimately result in a transaction or other strategic investment of any kind. The Company does not intend to disclose any periodic developments or provide further updates on the progress or status of this process unless it deems further disclosure is appropriate or required.

About Fenix Parts
Fenix Parts is a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products. The company’s primary business is auto recycling, which is the recovery and resale of OEM parts, components and systems reclaimed from damaged, totaled or low value vehicles. Customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. Fenix provides its customers with high-quality recycled OEM products, extensive inventory and product availability, responsive customer service and fast delivery.

Fenix was founded in 2014 to create a network that offers sales, fulfillment and distribution in key regional markets in the United States and Canada. The Fenix companies have been in business an average of more than 25 years and currently operate from 16 locations throughout the Eastern U.S. and in Ontario, Canada.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent," the negative of these terms or other similar expressions. Our actual results could differ materially from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties included in the 2016 Annual Report on Form 10-K, which include, among other things:

•	Lack of liquidity materially adversely affecting our ability to continue as a going concern if we are unable to execute on the development of a strategic alternative to improve liquidity;

•	Our relatively short operating history and our ability to successfully integrate our operating subsidiaries ("Subsidiaries"), and those subsidiaries we may acquire;

•	Reduced liquidity and market price of our stock due to trading on Pink Sheets, instead of being listed on a national securities exchange;

•	Our ability to satisfy our debt obligations and to operate in compliance with our financing agreements;

•	Our ability to successfully locate and acquire additional businesses that provide recycled OEM automotive products and our ability to successfully integrate acquired companies with our business;

•	Our ability to acquire additional businesses that may require financing that we are unable to obtain on acceptable terms, or at all;

•	Our success in managing internal growth;

•	Variations in the number of vehicles sold, vehicle accident rates, miles driven and the age of vehicles in accidents;

•	Competition from vehicle replacement part companies, including but not limited to those that provide recycled parts;

•	Our ability to maintain our relationships with auto body shops, insurers, other customers and with auction companies from which we purchase our salvage vehicles;

•	Our compliance and our Subsidiaries' past compliance with environmental laws and regulations and federal, state and local operating and permitting requirements;

•
Known environmental liabilities at the facility we have been leasing in Toronto, Ontario since 2015, associated with groundwater and surface water contamination as a result of historical releases and a petroleum hydrocarbon spill in November 2010, which liability we did not assume;

•	Potential for significant impairment of goodwill and intangibles;

•	Fluctuations in the prices of scrap metal and other metals;

•	Changes in the exchange rate for the Canadian Dollar;

•	Changes in the national, provincial or state laws and regulations affecting our business;

•	Disruptions in the information technology systems on which our business relies;

•	Damage to our business and reputation in the event of an unfavorable outcome to an ongoing SEC inquiry which commenced in September 2016;

•	Securities class action litigation filed in 2017 due to the decline in our stock price;

•	The impact of a fire in April 2017 at our Toronto facility; and

•	Material weaknesses in our internal control over financial reporting.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.